Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                                                  MORRISTOWN, NEW JERSEY 07960
WRITER'S DIRECT DIAL        120 BROADWAY                 (973) 538-5600
                                                       FAX: (973) 538-6448
                      NEW YORK, NEW YORK 10271

                               -----
                                                    1351 WASHINGTON BOULEVARD
                           (212) 238-3000                   2ND FLOOR
                                                STAMFORD, CONNECTICUT 06902-4543
                               -----                     (203) 425-1400
                        FAX: (212) 238-3100            FAX: (203) 425-1410
                     http://www.emmetmarvin.com

                                                  November 26, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Par Value 0.10 GBP Each, of ICAP plc
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares, par value 0.10 GBP each, of ICAP plc for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                        Very truly yours,

                                        /s/ Emmet, Marvin & Martin LLP
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                                        EMMET, MARVIN & MARTIN, LLP